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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    Form 8-K
                                 Current Report

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported) December 4, 2000

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                              GATX Rail Corporation
             (Exact Name of Registrant as Specified in its Charter)



           New York                    2-54754                  36-2827991
(State or other jurisdiction of    (Commission file          (I.R.S. employer
        incorporation)                 number)            identification number)



                             500 West Monroe Street,
                          Chicago, Illinois 60661-3676
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (312) 621-6200


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         ITEM 5.  OTHER EVENTS

         GATX Rail Corporation is a wholly owned subsidiary of GATX Corporation, and GATX Terminals Corporation is a wholly owned subsidiary of GATX Rail Corporation and an indirect wholly owned subsidiary of GATX Corporation. On November 30, 2000, GATX Corporation issued the following press release:

         GATX Corporation (NYSE:GMT) today announced that it signed an agreement to sell GATX Terminals Corporation's domestic terminal and pipeline operations to Kinder Morgan Energy Partners L.P. for approximately $1.15 billion. The purchase price includes approximately $1.0 billion in cash plus the assumption of external debt and certain liabilities. The transaction is expected to close in the first quarter of 2001, subject to standard conditions. GATX expects net after-tax proceeds from the sale to be in the range of $700 million.

         "This transaction represents the major step in GATX's previously announced plan to sell GATX Terminals Corporation. The domestic operations constitute most of GATX Terminals' asset and franchise value. The sale of GATX Terminals' remaining businesses, including foreign operations and joint ventures, is expected to be completed in separate transactions during 2001. GATX anticipates that upon final resolution of critical issues such as expected proceeds from the sale of GATX Terminals' foreign operations and joint ventures, remaining debt obligations previously allocated to GATX Terminals, the appropriate capital structure for GATX, and investment opportunities in its higher return finance businesses, it will announce plans for the use of proceeds."

         "Ronald H. Zech, chairman of GATX Corporation, stated, `This is an extremely important step in the planned sale of GATX Terminals Corporation. As an experienced leader in the storage and distribution of petroleum products, Kinder Morgan Energy Partners is well positioned to capitalize on GATX Terminals' strong domestic operations. We will work diligently to ensure a smooth closing and transition process. GATX has undertaken a significant and major transformation in the past year, and we are now uniquely positioned to aggressively pursue opportunities in our higher return finance businesses."

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         "GATX Corporation (NYSE:GMT) is a unique finance and leasing company combining asset knowledge and services, structuring expertise, creative partnering and risk capital to serve customers and partners worldwide. GATX primarily focuses on leasing assets that include railroad cars and locomotives, jet commercial aircraft, and technology and marine assets."

         "This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected."



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                            GATX RAIL CORPORATION
                                            -----------------------------------
                                                 (Registrant)

                                            /s/ Brian A. Kenney
                                            -----------------------------------
                                            Brian A. Kenney
                                            Vice President
                                            (Duly Authorized Officer)



Date:  December 4, 2000